Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meaning ascribed to them in the Combined Company’s final prospectus and definitive proxy statement, declared effective by Securities and Exchange Commission (the “SEC”) on August 6, 2021, as amended (the “Proxy Statement/Prospectus”).

In connection with the consummation of the business combination (the “Business Combination”) on August 26, 2021 (the “Closing Date”) pursuant to that certain Agreement and Plan of Reorganization and Merger (the “Business Combination Agreement”), dated March 15, 2021 and as amended August 6, 2021, by and among IronNet Cybersecurity, Inc. (“Legacy IronNet”), LGL Systems Acquisition Corp. (“LGL”) and LGL Systems Merger Sub, Inc. (“Merger Sub”), the registrant changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. (the “Combined Company”).

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy IronNet and LGL, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Prior to the Business Combination, LGL and Legacy IronNet had different fiscal years. LGL’s fiscal year ended on December 31, whereas Legacy IronNet’s fiscal year ended on January 31. The Combined Company’s fiscal year ends on January 31. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed consolidated balance sheet of LGL as of June 30, 2021 and the historical unaudited condensed consolidated balance sheet of Legacy IronNet as of April 30, 2021 on a pro forma basis as if the Business Combination and the other related transactions, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed consolidated statement of operations of LGL for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Legacy IronNet for the six months ended April 30, 2021, on a pro forma basis as if the Business Combination, summarized below, had been consummated on February 1, 2020. The historical unaudited condensed consolidated statement of operations of Legacy IronNet for the six months ended April 30, 2021 has been derived by adding the audited financial information for the year ended January 31, 2021 to the Legacy IronNet unaudited financial information for the three months ended April 30, 2021 and subtracting the unaudited financial information for the nine months ended October 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 combines the historical audited statement of operations of LGL for the year ended December 31, 2020 (As Restated) and the historical audited consolidated statement of operations of Legacy IronNet for the fiscal year ended January 31, 2021 on a pro forma basis as if the Business Combination, summarized below, had been consummated on February 1, 2020.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the following:

•

the (a) historical audited financial statements of LGL for the year ended December 31, 2020 and the related notes (As Restated), which were restated on May 10, 2021 to reflect a change from LGL’s prior accounting for its public warrants issued in connection with, as well as its private warrants issued simultaneously with, its initial public offering in November 2019 as liabilities instead of components of equity, included in the Proxy Statement/Prospectus, and (b) historical unaudited financial statements of LGL as of and for the six months ended June 30, 2021 and the related notes, included in LGL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021 (the “LGL 10-Q”) ;

•

the (a) historical audited financial statements of Legacy IronNet for the year ended January 31, 2021 and the related notes and (b) historical unaudited financial statements of Legacy IronNet as of and for the three months ended April 30, 2021 and the related notes, included in the Proxy Statement/Prospectus;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the LGL 10-Q;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Legacy IronNet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Proxy Statement/Prospectus; and

•

Other information relating to LGL and Legacy IronNet included in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

The following describes the parties to the Business Combination Agreement as each entity stood immediately prior to the consummation of the Business Combination:

LGL Systems Acquisition Corp.

LGL Systems Acquisition Corp., referred to herein as LGL, is a blank check company incorporated under the laws of the State of Delaware on April 30, 2019. LGL was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. LGL is an “emerging growth company” as defined under the Securities Act and the Exchange Act. Based on its business activities, LGL is a “shell company” as defined under the Securities Act and the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

IronNet Cybersecurity, Inc.

IronNet Cybersecurity, Inc., referred to herein as Legacy IronNet, incorporated in the state of Delaware, combines its innovative cybersecurity products with expert services to create a platform designed to deliver the most advanced, real-time cyber defense globally, protecting both private and public sectors. Legacy IronNet’s Collective Defense platform, which features proprietary and patented technology, detects cyber anomalies, and shares anonymized threat data in real time within a secure ecosystem, providing all Collective Defense members with a previously unachievable level of visibility into potential incoming threats.

LGL Systems Merger Sub Inc.

LGL Systems Merger Sub Inc., referred to herein as Merger Sub, is a newly-formed, wholly-owned direct subsidiary of LGL formed solely for the purposes of the Business Combination, and was incorporated in the state of Delaware. As a part of the Business Combination, at the Closing Date, the Merger Sub will be merged with and into Legacy IronNet, and the separate corporate existence of the Merger Sub will cease.

At the date of the Business Combination Agreement, the authorized equity interests of Merger Sub consisted of 1,000 shares of common stock, of which 1,000 are issued and outstanding and owned by LGL as of the date of the Business Combination Agreement. At the time the Business Combination is effective, all the property, rights, privileges, powers, and franchises of Merger Sub shall vest in the Combined Company, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities, and duties of the Combined Company.

Description of Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy IronNet, with Legacy IronNet surviving as a wholly owned subsidiary of LGL. Following the consummation of the Business Combination on the Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. Upon the consummation of the Business Combination, holders of shares of Legacy IronNet common stock (after taking into account the conversion of Legacy IronNet preferred stock into Legacy IronNet common stock) received (or had the right to receive) shares of common stock of the Combined Company (the “Combined Company Common Stock”) at a deemed value of $10.00 per share after giving effect to the exchange ratio of 0.8141070 of a share of Combined Company Common Stock per fully-diluted share of Legacy IronNet common stock (the “Exchange Ratio”). Accordingly, immediately following the consummation of the Business Combination, 84,423,567 shares of Combined Company Common Stock were issued and outstanding, and 1,078,125 shares of Combined Company Common Stock were reserved for the potential future issuance of the Earnout Shares, based on the following transactions contemplated by the Business Combination Agreement:

•

The conversion of all outstanding shares of Legacy IronNet convertible preferred stock into shares of Legacy IronNet common stock at the applicable conversion rate effective at the time of the Business Combination, as calculated pursuant to Legacy IronNet’s Certificate of Incorporation in effect at the time of the conversion;

•

the cancellation of each issued and outstanding share of Legacy IronNet common stock (including shares of Legacy IronNet common stock resulting from the conversion of Legacy IronNet convertible preferred stock) and the conversion into the right to receive a number of shares of Combined Company Common Stock equal to the Exchange Ratio;

•

the conversion of all outstanding Legacy IronNet options into options exercisable for shares of Combined Company Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio;

•

the conversion of all outstanding Legacy IronNet restricted stock units into an award of restricted stock units with respect to a number of shares of Combined Company Common Stock at the Exchange Ratio, which awards will continue to be governed by the same terms and conditions (including vesting terms) effective immediately prior to the Effective Time. The “Effective Time” is immediately upon the filing of the Certificate of Merger on the Closing Date; and

•

during the two-year period following the closing date of Business Combination (the “Earnout Period”), the Combined Company may issue to former Legacy IronNet stockholders and eligible holders of Legacy IronNet options and restricted stock unit awards (as applicable, only to the extent time vested as of the closing of the Business Combination) up to 1,078,125 shares of Combined Company common stock upon the occurrence of the Earnout Triggering Event (defined below). The issuance of these shares would dilute all Combined Company Common Stock outstanding at that time. An “Earnout Triggering Event” means the date on which the closing volume weighted average price of one share of Combined Company Common Stock quoted on the NYSE (or the exchange on which the shares of the Combined Company Common Stock are then listed) is equal to or greater than equal to $13.00 for any ten consecutive trading days occurring after the closing date of the Business Combination and on or prior to the second anniversary date of the Closing Date of the Business Combination.

Other Events in Connection with the Business Combination

Other events that took place in connection with the Business Combination are summarized below:

•

the sale and issuance of 12,500,000 shares of Combined Company common stock to certain accredited investors (the “Subscription Investors”) in a private placement (the “Private Placement”) at $10.00 per share, of which LGL Systems Acquisition Holding Company, LLC (the “Sponsor”), an entity the managing member of which is affiliated with certain officers and directors of LGL, purchased 566,000 of such shares; and

•	the surrender by the Sponsor of 1,078,125 shares of common stock to LGL for no consideration, which will be used for the issuance of Earnout Shares upon the occurrence of the Earnout Triggering Event.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, LGL is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on:

•

Legacy IronNet stockholders comprising a majority of the voting power of the Combined Company and having the ability to determine the outcome of the election of directors of the Combined Company Board;

•	Legacy IronNet’s operations prior to the acquisition comprise the only ongoing operations of the Combined Company; and

•	Legacy IronNet’s senior management comprises all of the senior management of the Combined Company.

Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Legacy IronNet, with the Business Combination being treated as the equivalent of Legacy IronNet issuing stock for the net assets of LGL, accompanied by a recapitalization. The net assets of LGL will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy IronNet in future reports of the Combined Company.

The contingent obligation to issue Earnout Shares is accounted for as equity on the Combined Company’s balance sheet because the Earnout Triggering Event is indexed to the fair value of common stock of Combined Company.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. LGL and Legacy IronNet have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects LGL stockholders’ approval of the Business Combination on the Closing Date, and that LGL public stockholders holding 15,928,889 shares have elected to redeem their shares prior to Closing.

The table below summarizes the pro forma Combined Company Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Shares	%
Legacy IronNet Securityholders(1)	86,340,000	83.5%
LGL Public Stockholders	1,321,111	1.3%
Sponsor(2)	3,800,375	3.7%
Subscription Investors, other than Sponsor(2)	11,934,000	11.5%

Total	103,395,486	100%

(1)

Includes 18,971,549 shares of Combined Company Common Stock issuable upon exercise or settlement of Legacy IronNet stock options and restricted stock units assumed in connection with the Business Combination.

(2)

Reflects the sale and issuance of 12,500,000 shares of LGL Class A common stock to the Subscription Investors in the Private Placement at $10.00 per share, of which the Sponsor agreed to purchase 566,000 of such shares.

IronNet Cybersecurity, Inc.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	471	18,973	173,025	2a	127,031
			125,000	2b
			(6,038	) 2f
			(24,636	) 2g
			(159,764	) 2n
Accounts receivable	—	411	—		411
Unbilled receivable	—	1,978	—		1,978
Related party receivables and loan receivables	—	4,043	—		4,043

Account and loan receivables	—	6,432	—		6,432
Inventory	—	2,097	—		2,097
Deferred costs	—	2,989	—		2,989
Prepaid warranty	—	1,033	—		1,033
Prepaid expenses and other current assets	45	2,860	—		2,905

Total current assets	516	34,384	107,587		142,487
Non-current assets:
Deferred costs	—	2,064	—		2,064
Property and equipment, net	—	3,310	—		3,310
Prepaid warranty	—	682	—		682
Deposits and other assets	—	341	—		341
Marketable securities held in trust	173,025	—	(173,025	) 2a	—

Total assets	$173,541	$40,781	$(65,438)		$148,884

Liabilities
Current Liabilities:
Accounts payable	—	3,284	9	2e	3,293
Accrued expenses	—	3,322	2,109	2e	5,431
Accounts payable and accrued expenses	2,118	—	(2,118	) 2e	—
Deferred revenue	—	14,175	—		14,175
Deferred rent	—	141	—		141
Short-term PPP loan	—	5,580	—		5,580
Income tax payable	—	146	—		146
Other current liabilities	—	689	—		689

Total current liabilities	2,118	27,337	—		29,455
Long-term liabilities:
Deferred rent	—	887	—		887
Deferred revenue	—	22,055	—		22,055
Long-term PPP loan	—	—	—		—
Warrant liabilities	25,975	—	(15,741	) 2m	10,234
Deferred underwriting fee payable	6,038	—	(6,038	) 2f	—
Other long-term liabilities	—	690	—		690

Total liabilities	34,131	50,969	(21,779)		63,321

Commitment and contingencies
Class A common stock subject to possible redemption	134,410	—	(134,410	) 2c	—
Series A preferred stock	—	32,500	(32,500	) 2h	—
Series B preferred stock	—	146,098	(146,098	) 2h	—
Shareholders’ Equity:
Preferred stock	—	—	—		—
Class A common stock (LGL)	0	—	(0	) 2k	—
Class B convertible common stock (LGL)	0	—	(0	) 2j	—
			(0	) 2k
Class A common stock (IronNet)	—	4	3	2h	—
			2	2i
			(9	) 2l
Class B common stock (IronNet)	—	2	(2	) 2i	—
IronNet, Inc. common stock	—	—	1	2b	12
			1	2c
			1	2k
			9	2l
Additional paid-in capital	19,853	2,487	124,999	2b	276,830
			134,409	2c
			(14,854	) 2d
			0	2l
			(24,636	) 2g
			(159,764	) 2n
			178,595	2h
			0	2j
			(15,741	) 2m
Accumulated other comprehensive income	—	37	—		37
Accumulated deficit	(14,853)	(190,539)	14,853	2d	(190,539)
Less: subscription notes receivable	—	(777)	—		(777)

Total shareholders’ equity (deficit)	5,000	(188,786)	269,349		85,563

Total liabilities and equity	$173,541	$40,781	$(65,438)		$(148,884)

IronNet Cybersecurity, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma
Product, subscription and support revenue	—	12,791	—		12,791
Professional services revenue	—	987	—		987

Total revenue	—	13,778	—		13,778
Cost		3,324	—		3,324
Cost of services revenue	—	507	—		507

Total cost of revenue	—	3,831	—		3,831

Gross Profit	—	9,947	—		9,947

Operating expenses
Research and development	—	12,680	—		12,680
Sales and marketing	—	14,264	—		14,264
General and administrative	—	10,378	2,412	3b	12,790
Operating and formation costs	2,412	—	(2,412	) 3b	—

Total operating expenses	2,412	37,322	—		39,734

Operating loss	(2,412)	(27,375)	—		(29,787)

Other income, net	—	(264)	—		(264)
Interest income	5	—	(5	) 3a	—
Change in fair value of warrant liabilities	(2,538)	—	—		(2,538)

Loss before provision for income taxes	(4,945)	(27,639)	(5)		(32,589)
Provision for income taxes	—	(77)	—		(77)

Net loss	(4,945)	(27,716)	(5)		(32,666)

Weighted average shares outstanding, basic	7,432,762	54,372,072	—		103,395,486
Weighted average shares outstanding, diluted	7,432,762	54,372,072	—		103,395,486
Basic net (loss) income per common share	$(0.67)	$(0.51)	$—		$(0.32)
Diluted net (loss) income per common share	$(0.67)	$(0.51)	$—		$(0.32)

IronNet Cybersecurity, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended January 31, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma
	(As Restated)
Product, subscription and support revenue	—	24,701	—		24,701
Professional services revenue	—	4,526	—		4,526

Total revenue	—	29,227	—		29,227
Cost of product, subscription and support revenue	—	5,393	—		5,393
Cost of services revenue	—	1,629	—		1,629

Total cost of revenue	—	7,022	—		7,022

Gross Profit	—	22,205	—		22,205

Operating expenses
Research and development	—	25,754	—		25,754
Sales and marketing	—	30,381	—		30,381
General and administrative	—	21,347	630	3c	21,977
Formation and operating costs	630	—	(630	) 3c	—

Total operating expenses	630	77,482	—		78,112

Operating loss	(630)	(55,277)	—		(55,907)

Other income, net	—	(19)	—		(19)
Interest income	809	—	(809	) 3a	—
Change in fair value of warrant liabilities	(8,971)	—	—		(8,971)

Loss before provision for income taxes	(8,792)	(55,296)	(809)		(64,897)
Provision for income taxes	(38)	(77)	38	3b	(77)

Net loss	(8,830)	(55,373)	(771)		(64,974)

Weighted average shares outstanding, basic	6,703,614	53,928,489	—		103,395,486
Weighted average shares outstanding, diluted	6,703,614	53,928,489	—		103,395,486
Basic net (loss) income per common share	$(1.39)	$(1.03)	$—		$(0.63)
Diluted net (loss) income per common share	$(1.39)	$(1.03)	$—		$(0.63)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, LGL is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on:

•

Legacy IronNet stockholders comprising a majority of the voting power of the Combined Company and having the ability to determine the outcome of the election of directors of the Combined Company Board;

•	Legacy IronNet’s operations prior to the acquisition comprising the only ongoing operations of the Combined Company; and

•	Legacy IronNet’s senior management comprising all of the senior management of the Combined Company.

Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Legacy IronNet with the Business Combination treated as the equivalent of Legacy IronNet issuing stock for the net assets of LGL, accompanied by a recapitalization. The net assets of LGL will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy IronNet in future reports of the Combined Company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended January 31, 2021 give pro forma effect to the Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had been consummated on February 1, 2020.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•

the (a) historical audited financial statements of LGL for the year ended December 31, 2020 and the related notes (As Restated), which were restated on May 10, 2021 to reflect a change from LGL’s prior accounting for its public warrants issued in connection with, as well as its private warrants issued simultaneously with, its initial public offering in November 2019 as liabilities instead of components of equity, included in the Proxy Statement/Prospectus, and (b) historical unaudited financial statements of LGL as of and for the six months ended June 30, 2021 and the related notes, included in the LGL 10-Q;

•

the (a) historical audited financial statements of Legacy IronNet for the year ended January 31, 2021 and the related notes and (b) historical unaudited financial statements of Legacy IronNet as of and for the three months ended April 30, 2021 and the related notes, included in the Proxy Statement/Prospectus;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the LGL 10-Q;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Legacy IronNet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Proxy Statement/Prospectus; and

•

Other information relating to LGL and Legacy IronNet included in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of these unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The accounting treatment of LGL’s warrants that were outstanding as of the Closing Date (the warrants held by holders other than the Sponsor being referred to as the “Public Warrants,” and the warrants held by the Sponsor being referred to as the “Private Warrants”) are being reflected as equity classified instruments or liability classified instruments. Public Warrants are being reflected as equity, while Private Warrants are reflected as liabilities in the unaudited pro forma financial information.

The accounting treatment for the contingent obligation to issue the Earnout Shares was evaluated to assess if the arrangement qualifies as an equity- or liability-classified instrument. Currently it is treated as, and is reflected in the unaudited pro forma financial information as, an equity-classified instrument.

One-time direct and incremental transaction costs incurred are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Legacy IronNet’s additional paid-in capital and are assumed to be cash settled.

2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)

Reflects the reclassification of $173.0 million of cash and cash equivalents held in LGL’s trust account that becomes available for transaction consideration, transaction expenses and the operating activities following the Business Combination. See adjustment (m) below for actual redemptions in connection with the closing of the Business Combination.

b)	Reflects the gross cash proceeds from the Private Placement of 12.5 million shares of LGL common stock for $125.0 million from Subscription Investors.

c)	Represents the reclassification of $134.4 million of LGL Class A common stock subject to possible redemption to permanent equity immediately prior to the closing.

d)	Reflects the elimination of $14.9 million of LGL’s historical accumulated deficit.

e)	Reflects the reclassification of Legacy LGL’s financial statement line items to mirror those of Legacy IronNet’s, the accounting acquirer.

f)	Reflects the payment of $6.0 million of deferred underwriters’ fees incurred during LGL’s initial public offering due upon the Closing.

g)

Represents the estimated direct and incremental transaction costs of $24.6 million incurred prior to, or concurrent with the Closing, in addition to the $6.0 million of deferred underwriting fees related to the LGL initial public offering as described in adjustment (f).

h)	Reflects the conversion of Legacy IronNet convertible preferred stock into Legacy IronNet Class A Common Stock pursuant to the conversion rate effective immediately prior to the Effective Time.

i)	Reflects the conversion of 17,606,830 shares of Legacy IronNet’s Class B Common Stock into shares of Legacy IronNet’s Class A Common Stock.

j)	Reflects the Sponsor’s forfeiture of 1,078,125 shares of LGL common stock.

k)	Reflects the conversion of the remaining 3,234,375 shares held by Sponsor after the reservation of the possible earnout into shares of LGL’s Class A Common Stock.

l)	Represents the recapitalization of common shares between Legacy IronNet Class A Common Stock, LGL Class A Common Stock and Additional Paid-In Capital.

m)	Reflects the reclassification of $15.7 million of LGL’s Public Warrants from warrant liabilities to additional paid-in capital.

n)

Represents the cash disbursed to redeem 15,928,889 shares of LGL’s Common Stock in connection with the Business Combination at an assumed redemption price of approximately $10.03 per share based on the funds held in the trust account as of June 30, 2021.

3. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

a)	Represents the elimination of $5.2 thousand of interest income on LGL’s trust account and unrealized gains (losses) on securities held within the trust.

b)	Represent the reclassification of $2.4 million of Operating and Formation costs to General and Administrative costs.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 31, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 are as follows:

a)	Represents the elimination of $808.5 thousand of interest income on LGL’s trust account and unrealized gains (losses) on securities held within the trust.

b)	Represents the income tax impact of the elimination of investment income related to the investments held in the LGL Trust Account.

c)	Represent the reclassification of $629.7 thousand of Operating and Formation costs to General and Administrative costs.

4. Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since February 1, 2020. As the Business Combination is being reflected as if it had occurred as of February 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

Following the Closing, the Eligible IronNet Equity holders will have the right to receive up to 1,078,125 Earnout Shares, issuable upon the occurrence of the Earnout Triggering Event during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the share price of the Surviving Company reaching specified thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

	For the six months ended June 30, 2021	For the year ended January 31, 2021
	Pro Forma Combined	Pro Forma Combined
In thousands, except per share data
Pro forma net income attributable to common shareholders - basic	$(32,666)	$(64,974)
Basic weighted average shares outstanding	103,395,486	103,395,486
Pro Forma Basic Earnings (Loss) Per Share	$(0.32)	$(0.63)
Pro forma net income attributable to common shareholders - diluted	$(32,666)	$(64,974)
Diluted weighted average shares outstanding	103,395,486	103,395,486
Pro Forma Diluted Earnings (Loss) Per Share	$(0.32)	$(0.63)
Pro Forma Basic and Diluted Weighted Average Shares
LGL Common Stock	5,121,486	5,121,486
Total LGL	5,121,486	5,121,486
Shares Issued to IronNet(1)	86,340,000	86,340,000
PIPE Shareholders	11,934,000	11,934,000

Total Pro Forma Basic Weighted Average Shares	103,395,486	103,395,486

Total Pro Forma Diluted Weighted Average Shares	103,395,486	103,395,486

(1)

Includes 18,971,549 shares of Combined Company Common Stock issuable upon exercise or settlement of Legacy IronNet stock options and restricted stock units assumed in connection with the Business Combination.